FORM 10f-3

                        THE BLACKROCK FUNDS

                  Record of Securities Purchased
               Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio: Managed Account Series:
High Income Portfolio (BATS-HINC), BlackRock High
Yield Trust (BHY), BlackRock High Income Fund (BR-
HIINC), BlackRock High Yield Bond Portfolio (BR-
HIYLD), BlackRock High Income Portfolio (Ins - Series)
(BVA-HI), BlackRock High Income V.I. Fund (Ins - Var
Ser) (BVA-HY), BlackRock Corporate High Yield Fund,
Inc. (COY), BlackRock Corporate High Yield Fund III,
Inc. (CYE), BlackRock High Income Shares (HIS),
BlackRock Corporate High Yield Fund VI, Inc. (HYT),
BlackRock Corporate High Yield Fund V, Inc.(HYV), MIST
BlackRock High Yield Portfolio ( MIST-HY)

2.	Issuer:   Atlas Energy Operating Company, LLC

3.	Date of Purchase: 01/17/2008

4.	Underwriter from whom purchased:  J.P. Morgan
Securities Inc.

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

      a.   List Members of Underwriting Syndicate:
           J.P. Morgan Securities Inc., Wachovia
           Securities, Banc of America Securities LLC,
           BNP Paribas, RBC Capital Markets, Merrill
           Lynch & Co., Friedman Billings Ramsey

6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BATS-HINC) $180,000 out of $250,000,000; (BHY) $90,000 out of $250,000,000; (BR-
HIINC) $2,370,000 out of $250,000,000; (BR-HIYLD)
$3,970,000 out of $250,000,000; (BVA-HI) $90,000 out
of $250,000,000; (BVA-HY) $310,000 out of
$250,000,000; (COY) $500,000 out of $250,000,000;
(CYE) $540,000 out of $250,000,000; (HIS) $240,000 out
of $250,000,000; (HYT) $840,000 out of $250,000,000;
(HYV) $790,000 out of $250,000,000; (MIST-HY) $670,000
out of $250,000,000.

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $15,000,000 out of
$250,000,000

8.	Purchase price (net of fees and expenses):  $100.00

9.	Date offering commenced (if different from Date of
Purchase): 01/15/2008

10.	Offering price at end of first day on which any sales
were made: $101.50

11.	Have the following conditions been satisfied:
	                                             Yes    No

      a. The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A
           Offering or part of an issue of government
           securities.                             _X_    ___

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.           _X_	   ___

	c.	The underwriting was a firm commitment
		underwriting.				  _X_	   ___

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.
	                                            _X_	  ___

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).
	                                            _X_  ___

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                           _X_  ___
Approved:  Mitchell Garfin
Date:      2/05/08